UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2016

AMERISAFE, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	001-12251	75-2069407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 Highway 190 West

DeRidder, Louisiana 70634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 463-9052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2016, the Board of Directors (the “Board”) of AMERISAFE, Inc. (the “Company”), appointed G. Janelle Frost, age 45, as a member of the Board to fill the vacancy created by C. Allen Bradley’s retirement.

Ms. Frost will serve in the class of directors that will stand for re-election at the annual meeting of stockholders in 2017.

Ms. Frost will not receive additional compensation for her services as a director as she serves as the Company’s President and Chief Executive Officer. Information relating to Ms. Frost’s compensation will be described in the Company’s proxy statement, which will be filed with the Securities and Exchange Commission on April 29, 2016, under the captions “Compensation Discussion and Analysis” and “Executive Compensation.”

Item 7.01. Regulation FD Disclosure.

On April 27, 2016, the Company issued a press release announcing Ms. Frost’s appointment as a member of the Board on April 26, 2016.

A copy of the Company’s press release, dated April 27, 2016, is furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release, dated April 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISAFE, INC.

By:	/s/ Kathryn H. Shirley
Kathryn H. Shirley, Executive Vice President, General Counsel and Secretary

Date: April 27, 2016

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